Exhibit 5.1

April 11, 2024

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

Ladies and Gentlemen:

We have acted as special counsel to WiSA Technologies, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on April 11, 2024 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the Selling Stockholders (as defined below) of up to 52,274,894 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon (i) full exercise of common stock purchase warrants (as amended, collectively, the “Inducement Warrants”) issued to the Selling Stockholders by the Company between December 2023 and February 2024 pursuant to certain warrant inducement agreements, dated December 5, 2023, by and between the Company and each Selling Stockholder (collectively, the “Inducement Agreements”), and (ii) full exercise of common stock purchase warrants (as amended, collectively, the “Bridge Warrants,” and, together with the Inducement Warrants, the “Warrants”) issued to the Selling Stockholders by the Company on January 23, 2024, pursuant to certain securities purchase agreements, dated January 22, 2024, by and between the Company and each Selling Stockholder (collectively, the “Bridge Purchase Agreements”). The Shares, the Inducement Warrants and the Bridge Warrants are collectively referred to herein as the “Securities.” The holders of the Securities are collectively referred to herein as the “Selling Stockholders.”

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, including the exhibits filed therewith, (ii) the Inducement Agreements and all exhibits and schedules attached thereto, (iii) the Inducement Warrants, (iv) the Bridge Purchase Agreements and all exhibits and schedules attached thereto, (v) the Bridge Warrants, (vi) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (vii) the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and (viii) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholders. We have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. We also have assumed (a) that the Shares will not be issued or transferred in violation of any restriction contained in the certificate of incorporation and that upon issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the certificate of incorporation; (b) that at or prior to the time of the issuance and delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (c) that the exercise price of the Warrants will not be adjusted to an amount below the par value of the Common Stock; and (d) the Shares will be issued and sold as described in the Registration Statement and in accordance with the terms of the respective Inducement Agreement or Bridge Purchase Agreement, as applicable. With respect to the Warrants and the Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares and/or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to the Shares, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when and if issued upon exercise of the Warrants in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP